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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Meridian Resource Corporation
Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 (Files No. 333-86788, No. 333-40009, No. 333-83737, and No. 333-83735) and Form S-3 (Files
No. 333-41940, No. 333-75414, No. 333-89620 and No. 333-116240) of our reports dated March 13, 2007, relating to the consolidated financial statements and to the effectiveness of the Company's internal control over financial reporting which appear in this Annual Report on Form 10-K.

                                        BDO Seidman, LLP

Houston, Texas
March 14, 2007